EXHIBIT 99.1

NEWS RELEASE

 Texas Rare Earth Resources Corp., 304 Inverness Way South, Suite 365, Englewood, CO  80112

For more information, contact:
Nadine Wakely, Director
Investor Relations
Phone:  303.597.8737, Ext 111
E-mail:  nwakely@trer.com

Texas Rare Earth Resources to Host Conference Call to Discuss
Results of the PEA Study on its Round Top Project

DENVER, CO, and SIERRA BLANCA, TX, JUNE 14, 2012 -- Texas Rare Earth Resources Corp. (the “Company”) (OTCQX: TRER), a rare earths mineral exploration and development company, announces that it will host a conference call on Friday, 11:00a.m. EDT to discuss the results of the Preliminary Economic Assessment (PEA) study on its Round Top Project.  A press release with the PEA results will be available on our website prior to the call.

The TRER conference call will be accessible by dialing toll-free 1.877.407.0789, or toll/international 1.201.689.8562. The live webcast will be available at trer.com, where it will be archived afterward. The press release and presentation of the PEA results will also be available on TRER’s website at trer.com.

To listen to the conference replay, dial toll-free 1.877.870.5176, toll/international 1.858.384.5517, and enter replay pin number 396288. The replay will be available from 2:00 p.m. EDT the day of the conference call until 11:59 p.m. EDT, June 22, 2012. A transcript will be posted 48 hours after the call ends.

About Texas Rare Earth Resources

Texas Rare Earth Resources Corp.'s primary focus is exploring and developing its Round Top rare earth minerals project. The Round Top project is located in Hudspeth County, Texas, 85 miles east of El Paso, Texas. The Company’s common stock trades on the OTCQX U.S. Premier tier under the symbol “TRER.”

For more information on Texas Rare Earth Resources Corp., visit its website at
trer.com.

Forward-Looking Statement

This press release contains forward-looking statements within the meaning of the U.S. Securities Act of 1933, as amended, and U.S. Securities Exchange Act of 1934, as amended. The timing for the release of the PEA and the timing for the investor call are forward-looking statements. When used in this report, the words “potential”, “indicate”, “expect”, “intend”, “hopes,” “believe,” “may,” “will,” “if, “anticipate” and similar expressions are intended to identify forward-looking statements. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such statements. Such factors include, among others, risks and uncertainty regarding the completion and release of the PEA and the contents of the PEA and the timing of the investor call, as well as those factors discussed under the heading “Risk Factors” in the Company’s quarterly report on Form 10-Q as filed on April 16, 2012 and the Company’s latest annual report on Form 10K as filed on November 22, 2011 and other documents filed with the U.S. Securities and Exchange Commission. Although the Company has attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Except as required by law, the Company assumes no obligation to publicly update any forward- looking statements, whether as a result of new information, future events, or otherwise.

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